June 30, 2003

CONTACT:	William S. Aichele UNIVEST CORPORATION OF PEANNSYLVANIA President and Chief Executive Officer 215-721-2457

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION ANNOUNCES NASDAQ APPLICATION

Souderton, PA – Univest Corporation of Pennsylvania announced it has applied to list its shares on the NASDAQ National Market (NMS) from the OTC Bulletin Board. This will enable Univest to have greater investment exposure in the marketplace.

     “Our shareholders will benefit from this listing through enhanced trading opportunities and more efficient trading in Univest Corporation’s stock,” President and CEO William S. Aichele said. “We are excited that Univest has reached the size that affords us the opportunity to list on the highest level of NASDAQ, the National Market (NMS).” The application is subject to the review and approval of NASDAQ.

     Univest Corporation and its subsidiaries, Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., provide community support, leadership, and strong performance in the financial services industry to over 25 Bucks and Montgomery County communities.

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